UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2012

CONOLOG CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-08174	22-1847286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Columbia Road, Somerville, New Jersey 08876
(Address of principal executive offices)

(908) 722-8081

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Conolog Corporation (the “Company”) entered into subscription agreements, as amended (the “Subscription Agreements”), with 13 accredited investors (the “Subscribers”) for the issuance and sale of an aggregate of 1,475,000 shares in the Company’s common stock, par value $.01 per share (the “Common Stock”) for an aggregate purchase price of $0.10 per share (the “Private Placement”).

The issuance of the securities is discussed more fully in Section 3.02 of this Current Report on Form 8-K. The information therein is hereby incorporated in this Section 1.01 by reference. The description of the transactions contemplated by the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibits incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities

On January 13, 2012, the Company completed the second round of its Private Placement offering. At the closing, the Company issued and sold an aggregate of 1,475,000 shares to 13 accredited investors at a purchase price of $0.10 per share receiving proceeds of $147,500. The Company intends to use the proceeds of the placement for general corporate purposes, including general and administrative expenses. The closing occurred following the satisfaction of customary closing conditions.

The subscription agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the subscription agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements, and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and their agreements.

These securities were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(2) of the Securities Act. The securities were exempt from registration under Section 4(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since they agreed to, and received, share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

A Copy of the form of Subscription Agreement relating to the Private Placement is incorporated by reference to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Form of Subscription Agreement, by and between Conolog Corporation and the Subscribers (incorporated by reference to exhibit 10.1 of the Company’s Current Report on Form 8-K filed on October 12, 2011)
10.2

Amendment to Subscription Agreement, by and between Conolog Corporation and the Subscribers (incorporated by reference to exhibit 10.2 of the Company’s Current Report on Form 8-K filed on October 12, 2011)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOLOG CORPORATION

Date: January 19, 2012	By:	/s/ Robert Benou
Name: Robert Benou
Title: Chief Executive Officer